EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use, in the Prospectus constituting a part of this Registration Statement on Form S-1 of Sincerity Applied Materials Holdings Corp., of our report dated September 29, 2017 relating to the financial statements of Sincerity Australia Pty Ltd. as of June 30, 2017 and for the two-year period ended June 30, 2017, which appears in the Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ ShineWing Australia

ShineWing Australia
Melbourne, Australia
February 21, 2018